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EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 28, 2003 in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-129935) and related Prospectus of EXCO Resources, Inc. for the registration of its common stock.

                      /s/ Ernst & Young LLP

Dallas, Texas
January 23, 2006

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Consent of Independent Registered Public Accounting Firm